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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of AXIS Capital Holdings Limited (the "Company") on Form S-8 pertaining to the 2003 Long-Term Equity Compensation Plan of the Company, the 2003 Directors Long-Term Equity Compensation Plan of the Company, and the Nonqualified Stock Option Agreement between the Company and Robert J. Newhouse, Jr., dated December 31, 2002, of our reports dated February 10, 2003 (June 3, 2003 as to Note 19) (which are included in the Company's Registration Statement No. 333-103620) on the financial statements and related financial statement schedules of the Company as of December 31, 2002 and 2001 and for the year ended December 31, 2002 and for the period from November 8, 2001 (date of incorporation) to December 31, 2001, which reports express an unqualified opinion.

/s/ DELOITTE & TOUCHE

Hamilton, Bermuda
November 3, 2003

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT